Exhibit 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Post-Qualification Amendment No.2 to Form 1-A of our report dated July 7, 2020, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, relating to the financial statements of ASI Aviation, Inc. as of March 31, 2020 and 2019 and for the years then ended. We also consent to the reference to us under the heading “Experts” in such Form 1-A.

/s/ Friedman LLP

Marlton, New Jersey
July 17, 2020